                                                                     EXHIBIT 1.2

                          CHARMING SHOPPES MASTER TRUST
                                  SERIES 1999-1
           $98,250,000 Floating Rate Class A Asset Backed Certificates
           $27,000,000 Floating Rate Class B Asset Backed Certificates

                                 TERMS AGREEMENT

                              Dated: July 16, 1999

To:   Charming Shoppes Receivables Corp.
      Spirit of America, Inc.
      Fashion Service Corp.

Re:   Underwriting Agreement dated July 16, 1999.

Underwriters:   The Underwriters named on Schedule I attached hereto are the
                "Underwriters" for the purpose of this Agreement and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Terms of Class A Certificates:


Initial Investor Interest                Interest Rate or Formula               Price to Public (1)
-------------------------                --------------------------             -------------------
$98,250,000                              One-Month LIBOR + 0.45%                ______________100%

(1) Plus accrued interest at the applicable rate from July 22, 1999.

Terms of Class B Certificates:


Initial Investor Interest                Interest Rate or Formula               Price to Public (1)
-------------------------                --------------------------             -------------------
$27,000,000                              One-Month LIBOR + 0.70%                ______________100%

(1) Plus accrued interest at the applicable rate from July 22, 1999.

Certificate Rating

Class A:          "Aaa" Moody's Investors Service Inc.
                  "AAA" Standard & Poor's Rating Group

Class B:          "A2" Moody's Investors Service Inc.

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Distribution Dates:  The fifteenth day of each month (or if such day is not a
                     Business Day, the next Business Day), starting with September 15, 1999.

Closing Date:  July 22, 1999.

Trustee:  First Union National Bank

Pooling and Servicing Agreement: Second Amended and Restated Pooling and Servicing Agreement dated as of November 25, 1997 as amended by the First Amendment to be dated as of July 22, 1999

Supplement:          Series 1999-1 Supplement dated as of July 22, 1999
----------

Purchase Price:

               The purchase price payable by the Underwriters for the Class A Certificates covered by this Agreement will be the following percentage of the principal amounts to be issued:

               Per Certificate 99.575%

               The purchase price payable by the Underwriters for the Class B Certificates covered by this Agreement will be the following percentage of the principal amounts to the issued:

               Per Certificate 99.400%

Registration Statement:  333-71757

Underwriting Commissions, Concessions and Discounts:

               The Underwriters' discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Certificates, shall be as follows:

                         Underwriting         Selling          Reallowance
                         Discounts and       Concessions       -----------
                          Concessions        -----------
                          -----------
Class A                      0.425%              0.30%            0.20%
Class B                      0.600%              0.40%            0.25%

Location of Closing:  Mayer, Brown & Platt
                      190 South LaSalle Street
                      Chicago, Illinois  60603-3441

Payment for the Certificates:  Wire transfer of immediately available funds.


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               The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Series of Certificates set forth opposite their names on Schedule I hereto.

BEAR, STEARNS & CO. INC.
as Representative of the Underwriters
named in Schedule I hereto



By: /s/ Thomas S. Dunstan
    -------------------------------------
    Name:  Thomas S. Dunstan
    Title: Managing Director


Accepted:


CHARMING SHOPPES RECEIVABLES CORP.



By: /s/ Eric M. Specter
    -------------------------------------
    Name:  Eric M. Specter
    Title: President


SPIRIT OF AMERICA, INC.



By: /s/ Kirk R. Simme
    -------------------------------------
    Name:  Kirk R. Simme
    Title: Vice President


FASHION SERVICE CORP.



By: /s/ Colin D. Stern
    -------------------------------------
    Name:  Colin D. Stern
    Title: Vice President



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                                   SCHEDULE I
                                     CLASS A
                                  UNDERWRITERS

         $98,250,000 Principal Amount of Floating Rate Class A Asset Backed Certificates.

                                                   Principal Amount
                                                   ----------------
Bear, Stearns & Co. Inc.                           $58,250,000
                                                   ----------------
J.P. Morgan Securities Inc.                        $20,000,000
                                                   ----------------
Salomon Smith Barney Inc.                          $20,000,000
                                                   ----------------
                                                   $98,250,000
                                                   ----------------



                                     CLASS B
                                   UNDERWRITER


         $27,000,000 Principal Amount of Floating Rate Class B Asset Backed Certificates.

                                                   Principal Amount
                                                   ----------------
Bear, Stearns & Co. Inc.                           $27,000,000
                                                   ----------------